Exhibit 5.2

December 17, 2020

Genesis Energy, L.P.

Genesis Energy Finance Corporation

Guarantors

919 Milam Street

Suite 2100

Houston, TX 77002

Ladies and Gentlemen:

We have acted as local Louisiana counsel to Red River Terminals, L.L.C. (“Red River”) and TDC, L.L.C. (“TDC”), each a Louisiana limited liability company (the “Companies” and each, a “Company”), in connection with the registration pursuant to a Registration Statement on Form S-3 (File No. 333-224380) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”) and Genesis Energy Finance Corporation, a Delaware corporation (collectively, the “Issuers”), of an aggregate principal amount of $750,000,000.00 of 8.0% Senior Notes due 2027 (the “Notes”), including the guarantees (each, a “Guarantee”) of the Notes by certain of the Partnership’s subsidiaries (the “Subsidiary Guarantors”), including the Companies, to be issued under the Indenture referred to below. The Notes will be issued pursuant to an Indenture dated as of May 21, 2015 (the “Base Indenture”), among the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Prior Trustee”), as supplemented by the Fifteenth Supplemental Indenture thereto, dated as of December 17, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuers, the Subsidiary Guarantors and Regions Bank as successor trustee (the “Trustee”).

Documents Examined

In connection with our opinions, we have examined (i) a photocopy of the executed Indenture, (ii) photostatic copies of each of the articles of organization of Red River and TDC, the Operating Agreement, dated July 11, 2007, of TDC, and the Amended and Restated Operating Agreement, dated July 11, 2007, of Red River, (iii) certificates of the Companies, and (iv) good standing certificates dated December 8, 2020 issued by the Secretary of State of Louisiana (the “Louisiana Certificates”).

Assumptions

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We also have assumed the legal capacity of natural persons, the existence and entity power of all parties to the Indenture and all other documents, other than the Companies, and the due authorization, execution and delivery of the Indenture and all other documents by the parties thereto other than the Companies. We have assumed each member, manager, officer, or other representative of the Companies (and each member, manager, officer, or other representative of any tier

December 17, 2020

thereof) is validly existing and in good standing under the law of the jurisdiction of its formation and has taken all action necessary or received all necessary authorizations under any applicable organizational documents and applicable law to authorize the execution and delivery of articles of organization, operating agreements, resolutions, and authorizations governing the Companies and of the Indenture (including their respective Guarantees) and the performance by the Companies of their respective obligations under the Indenture (including their respective Guarantees). As we were not present at the execution of the Indenture, we have relied upon certificates of the Companies as to the physical execution by a duly elected, qualified and acting officer of each Company, of the Indenture and have assumed that a copy of the Indenture has been irrevocably and unconditionally delivered to the Trustee on behalf of the Issuers and the Subsidiary Guarantors.

Opinions

Based upon and subject to the foregoing and the assumptions, limitations, qualifications and exceptions set out below, we are of the opinion that:

(i)	each Company is validly existing as a limited liability company and is in good standing under the laws of the State of Louisiana;

(ii)	each Company has the limited liability company power to execute and deliver the Indenture and perform its obligations under the Indenture (including its Guarantee pursuant thereto);

(iii)

the execution and delivery of the Indenture by each Company and the performance by each Company of its obligations under the Indenture (including its Guarantee pursuant thereto) have been duly authorized by all necessary limited liability company action; and

(iv)	the Indenture has been duly and validly executed and delivered by each Company.

Limitations, Exceptions, and Qualifications

The foregoing opinions are subject to the following limitations, exceptions and qualifications:

A.

Our opinions with respect to the existence, good standing and qualification to do business set forth in Paragraph (i) above are based solely upon the articles of organization of Red River and TDC and upon the Louisiana Certificates and speak only of the date and time set forth in the Louisiana Certificates. Further, the opinions expressed in Paragraph 1 do not extend to, and we express no opinion as to, whether Red River or TDC is in “tax good standing” as to the payment of or filings related to taxes of the State of Louisiana (as opposed to filings relating to its entity status with the Louisiana Secretary of State).

B.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Companies or any other person or any other circumstance.

December 17, 2020

D.

You are advised that our engagement by Genesis Energy, L.P. has been limited to specific matters; consequently, there may exist matters of a legal nature involving the Companies about which we have not advised or represented the Companies and of which we have no knowledge.

E.	We express no opinion regarding any Blue Sky laws or any securities laws.

F.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations, or judicial or administrative decisions of the State of Louisiana.

The opinions expressed herein are written as of and relate solely to the date hereof, and we disclaim any obligation to update this Opinion in any manner or for any reason. The opinions expressed herein are rendered exclusively for your benefit in connection with the transactions described herein. Except as set forth below, the opinions expressed herein may not be used or relied upon by any other Person, nor may this Opinion or any copies or excerpts thereof be furnished to any other Person, filed with any government authority, quoted, cited or otherwise referred to without our prior written consent (except in connection with a legal or arbitral proceeding or as may be required by applicable law).

This opinion may be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement that we understand will be filed as a part of the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus supplement dated December 10, 2020 forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Liskow & Lewis

LISKOW & LEWIS

A Professional Law Corporation